UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 20, 2018
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SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)
(510) 656-3333
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

SYNNEX held an Annual Meeting of Stockholders on March 20, 2018, at which the following occurred:

Proposal 1: Election of eleven directors to hold office until the 2019 Annual Meeting of Stockholders:

ELECTION OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Dwight Steffensen	35,176,748	374,574	2,106,133
Kevin Murai	35,206,041	345,281	2,106,133
Dennis Polk	35,481,941	69,381	2,106,133
Fred Breidenbach	35,436,804	114,518	2,106,133
Hau Lee	35,496,617	54,705	2,106,133
Matthew Miau	24,914,684	10,636,638	2,106,133
Gregory Quesnel	35,459,076	92,246	2,106,133
Ann Vezina	35,519,177	32,145	2,106,133
Thomas Wurster	35,456,313	95,009	2,106,133
Duane Zitzner	35,494,133	57,189	2,106,133
Andrea Zulberti	35,511,319	40,003	2,106,133

Proposal 2: The advisory vote to approve SYNNEX' executive compensation was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
35,053,900	485,233	12,188	2,106,134

Proposal 3: The approval of the material terms of performance goals under the 2013 Stock Incentive Plan was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
35,251,202	292,195	7,924	2,106,134

Proposal 4: The vote to ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as SYNNEX' independent registered public accountants was as follows:

FOR	AGAINST	ABSTAIN
37,635,356	13,806	8,293

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 23, 2018

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel and
Corporate Secretary